Exhibit 3.2

THIRD AMENDED AND RESTATED

BYLAWS

OF

MEDECISION, INC.

(a Pennsylvania Corporation)

Adopted and approved effective August 15, 2008.

ARTICLE I
OFFICES AND FISCAL YEAR

Section 1.01                            Registered Agent and Registered Office. – The registered agent of the corporation shall be Corporation Service Company, and the registered office of the corporation in the Commonwealth of Pennsylvania shall be located at 2704 Commerce Drive, Harrisburg, Pennsylvania, 17110, in Dauphin County, until otherwise established by an amendment to the articles of incorporation (the “articles”) or by the board of directors and a record of such change is filed with the Department of State in the manner provided by law.

Section 1.02                            Other Offices. – The corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania as the board of directors may from time to time determine or the business of the corporation may require.

Section 1.03                            Fiscal Year. – The fiscal year of the corporation shall end on the 31st of December in each year.

ARTICLE II

NOTICE; WAIVERS

Section 2.01                            Manner of Giving Notice.

(a)           General Rule. – Any notice required to be given to any person under the provisions of the Pennsylvania Business Corporation Law of 1988 (as amended, the “Business Corporation Law”) or by the articles or these bylaws, shall be given to the person either personally or by sending a copy thereof:

(1)           By first class or express mail, postage prepaid, or courier service, charges prepaid, to his or her postal address appearing on the books of the corporation or, in the case of directors, supplied by the director to the corporation for the purpose of notice.  Notice pursuant to this clause (1) shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person.

(2)           By facsimile transmission, e-mail or other electronic communication to his or her facsimile number or address for e-mail or other electronic communications supplied by him or her to the corporation for the purpose of notice.  Notice pursuant to this clause (2) shall be deemed to have been given to the person entitled thereto when sent.

A notice of meeting shall specify the day, hour and geographic location, if any, of the meeting and any other information required by any other provision of the Business Corporation Law, the articles or these bylaws.

(b)           Adjourned Shareholder Meetings. – When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting in which event notice shall be given in accordance with Section 2.03(a).

Section 2.02                            Notice of Meetings of Board of Directors. – Notice of a regular meeting of the board of directors need not be given.  Notice of every special meeting of the board of directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, facsimile transmission, e-mail or other electronic communication) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held.  Every such notice shall state the time and place of the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting.

Section 2.03                            Notice of Meetings of Shareholders.

(a)           General Rule. – Written notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary or other authorized person to each shareholder of record entitled to vote at the meeting at least (1) ten days prior to the day named for a meeting (and, in case of a meeting that will consider a merger, consolidation, share exchange or division, to each shareholder of record not entitled to vote at the meeting) that will consider a fundamental change under 15 Pa. C.S. Chapter 19, or (2) five days prior to the day named for the meeting in any other case.  If the secretary or other authorized person neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.  In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

(b)           Notice of Action by Shareholders on Bylaws. – In the case of a meeting of shareholders that has as one of its purposes action on the bylaws, written notice shall be given to each shareholder that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws.  There shall be included in, or enclosed with, the notice a copy of the proposed amendment or a summary of the changes to be effected thereby.

(c)           Notice of Action by Shareholders on Fundamental Change. – In the case of a meeting of the shareholders that has as one of its purposes action with respect to any fundamental change under 15 Pa. C.S. Chapter 19, each shareholder shall be given, together with written notice of the meeting, a copy or summary of the amendment or plan to be considered at the meeting in compliance with the provisions of Chapter 19.

(d)           Notice of Action by Shareholders Giving Rise to Dissenters Rights. – In the case of a meeting of the shareholders that has as one of its purposes action that would give rise to dissenters rights under the provisions of 15 Pa. C.S. Subchapter 15D, each shareholder shall be given, together with written notice of the meeting:

(1)           a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the provisions of Subchapter 15D (relating to dissenters rights); and

(2)           a copy of Subchapter 15D.

Section 2.04                            Waiver of Notice.

(a)           Written Waiver. – Whenever any written notice is required to be given under the provisions of the Business Corporation Law or by the articles or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice.  Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

(b)           Waiver by Attendance. – Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 2.05                            Modification of Proposal Contained in Notice. – Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Business Corporation Law or the articles or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

Section 2.06                            Exception to Requirement of Notice.

(a)           General Rule. – Whenever any notice or communication is required to be given to any person under the provisions of the Pennsylvania Business Law or by the articles or these bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

(b)           Shareholders Without Forwarding Addresses. – Notice or other communications need not be sent to any shareholder with whom the corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the corporation with a current address.  Whenever the shareholder provides the corporation with a current address, the corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

ARTICLE III

SHAREHOLDERS

Section 3.01                            Place of Meeting. – Except as otherwise provided in this section, all meetings of the shareholders of the corporation shall be held at the executive office of the corporation or such other geographic location as may be designated by the board of directors in the notice of a meeting.  If a meeting of shareholders is held by means of the Internet or other electronic technology pursuant to which the shareholders have an opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted  to the shareholders and pose questions to the directors, the meeting need not be held at a particular geographic location.

Section 3.02                            Annual Meeting. – The board of directors may fix and designate the date and time of the annual meeting of the shareholders, but if no such date and time is fixed and designated by the board, the meeting for any calendar year shall be held on the 15th day in April in such year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding business day, not a Saturday, at 10:30 a.m., and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.  If the annual meeting shall not have been called and held within six months after the designated time, any shareholder may call the meeting at any time thereafter.

Section 3.03                            Special Meetings.

(a)           Call of Special Meetings. – Special meetings of the shareholders may be called at any time:

(1)           by the board of directors; or

(2)           unless otherwise provided in the articles, by shareholders entitled to cast at least 20% of the votes that all shareholders are entitled to cast at the particular meeting.

(b)           Fixing of Time for Meeting. – At any time, upon written request of any person who has called a special meeting, it shall be the duty of the secretary to fix the time of the meeting which shall be held not more than 60 days after the receipt of the request.  If the secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

Section 3.04                            Quorum and Adjournment.

(a)           General Rule.–A meeting of shareholders of the corporation duly called shall not be organized for the transaction of business unless a quorum is present.  The presence of shareholders entitled to cast at least 60% of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter.  Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.

(b)           Withdrawal of a Quorum.–The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(c)           Adjournments Generally.–Any meeting of the shareholders, including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct, except that any meeting at which directors are to be elected shall be adjourned only from day to day or for such longer periods not exceeding 15 days each as the shareholders present and entitled to vote shall direct.

(d)           Electing Directors at Adjourned Meeting. – Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.

(e)           Other Action in Absence of Quorum. – Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

(f)            Effect of Proxy on Quorum. – If a proxy casts a vote on behalf of a shareholder on any issue other than a procedural motion considered at a meeting of shareholders, the shareholder shall be deemed to be present during the entire meeting for purposes of determining whether a quorum is present for consideration of any other issue.

Section 3.05                            Action by Shareholders. – Except as otherwise provided in the Business Corporation Law or the articles or these bylaws, whenever any corporate action is to be taken by vote of the shareholders of the corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.

Section 3.06                            Conduct of Shareholders Meeting. – At every meeting of the shareholders, the chairman of the board, if there be one, or, in the case of vacancy in office or absence of the chairman of the board, one of the following persons present in the order stated:  the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by vote of the shareholders present, shall act as the presiding officer of the meeting.  The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, a person appointed by the presiding officer of the meeting, shall act as secretary of the meeting.  Except as otherwise provided by prior action of the board of directors, the presiding officer of the meeting shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting.

Section 3.07                            Voting Rights of Shareholders. – Unless otherwise provided in the articles, every shareholder of the corporation shall be entitled to one vote for every share standing in the name of the shareholder on the books of the corporation.

Section 3.08                            Voting and Other Action by Proxy.

(a)           General Rule. –

(1)           Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for the shareholder by proxy.

(2)           The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of, the shareholder.

(3)           Where two or more proxies of a shareholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

(b)           Execution and Filing. – Every proxy shall be executed or authenticated by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with or transmitted to the secretary of the corporation or its designated agent.  A shareholder or his or her duly authorized attorney-in fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for such shareholder by proxy.  A telegram, telex, cablegram, datagram, email, Internet communication or other means of electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact:

(1)           may be treated as properly executed or authenticated for purposes of this subsection; and

(2)           shall be so treated if it sets forth or utilizes a confidential and unique identification number or other mark furnished by the corporation to the shareholder for the purposes of a particular meeting or transaction.

(c)           Revocation. – A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the secretary of the corporation or its designated agent in writing or by electronic transmission.  An unrevoked proxy shall not be valid after three years from the date of its execution, authentication or transmission unless a longer time is expressly provided therein.  A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the secretary of the corporation or its designated agent.

(d)           Expenses. – The corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the board of directors or its nominees for election to the board, including solicitation by professional proxy solicitors and otherwise.

Section 3.09                            Voting by Fiduciaries and Pledgees. – Shares of the corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver.  A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

Section 3.10                            Voting by Joint Holders of Shares.

(a)           General Rule. – Where shares of the corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

(1)           if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the corporation shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

(2)           if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

(b)           Exception. – If there has been filed with the secretary of the corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the latest document so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

Section 3.11                            Voting by Corporations.

(a)           Voting by Corporate Shareholders. – Any corporation that is a shareholder of this corporation may vote at meetings of shareholders of this corporation (or express consent in lieu of a meeting) by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the secretary of this corporation, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

(b)           Controlled Shares. – Shares of this corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors of this corporation, as such, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

Section 3.12                            Determination of Shareholders of Record.

(a)           Fixing Record Date. – The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders.  Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provided in this subsection.  The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose.  When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

(b)           Determination When a Record Date is Not Fixed. – If a record date is not fixed:

(1)           The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

(2)           The record date for determining shareholders entitled to express consent or dissent to corporate action without a meeting, when prior action by the board of directors is not necessary, to call a special meeting of the shareholders, or to propose an amendment of the articles, shall be the close of business on the day on which the first consent or dissent, request for a special meeting or petition proposing an amendment of the articles is filed with the secretary of the corporation.

(3)           The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

(c)           Certification by Nominee. – The board of directors may adopt a procedure whereby a shareholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons.  Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

Section 3.13                            Voting Lists.

(a)           General Rule. – The officer or agent having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each.  The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof except that if the corporation has 5,000 or more shareholders, in lieu of the making of the list, the corporation may make the information therein available at the meeting by any other means.

(b)           Effect of List. – Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list.  The original share register or transfer book, or a duplicate thereof kept in the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

Section 3.14                            Judges of Election.

(a)           Appointment. – In advance of any meeting of shareholders of the corporation, the board of directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof.  If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting.  The number of judges shall be one or three.  A person who is a candidate for an office to be filled at the meeting shall not act as a judge.

(b)           Vacancies. – In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

(c)           Duties. – The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with nominations by shareholders or the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.  The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.  If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

(d)           Report. – On request of the presiding officer of the meeting or of any shareholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.  Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

Section 3.15                            Consent of Shareholders in Lieu of Meeting.

(a)           Unanimous Consent. – Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the secretary of the corporation.

(b)           Partial Consent. – Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting.  The consents shall be filed with the secretary of the corporation.  The action shall not become effective until after at least ten days’ notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

Section 3.16                            Minors as Securityholders. – The corporation may treat a minor who holds shares or obligations of the corporation as having capacity to receive and to empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of shareholders or the transfer agent of the corporation or, in the case of payments or distributions on obligations, the treasurer or paying officer or agent has received written notice that the holder is a minor.

Section 3.17                            Use of Conference Telephone or Other Technology. – The presence or participation, including voting and taking other action, at a meeting of shareholders, or the expression of consent or dissent to corporate action, by a shareholder by conference telephone or other electronic means, including the Internet, shall constitute the presence of, or vote or action by, or consent or dissent of the shareholder for purposes of the Business Corporation Law, the articles and these bylaws.

ARTICLE IV

BOARD OF DIRECTORS

Section 4.01                            Powers; Personal Liability.

(a)           General Rule. – Unless otherwise provided by statute, all powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

(b)           Fundamental Transactions. – Where any provision of 15 Pa. C.S. Ch. 19 requires that an amendment of the articles, a plan or the dissolution of the corporation be proposed or approved by action of the board of directors, that requirement shall be construed to authorize and be satisfied by the written agreement or consent of all of the shareholders of the corporation entitled to vote thereon.

(c)           Personal Liability of Directors. –

(1)           A director shall not be personally liable, as such, for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements)) for any action taken, or any failure to take any action, unless:

(i)            the director has breached or failed to perform the duties of his or her office under Subchapter 17B of the Business Corporatation Law (or any successor provision); and

(ii)           the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

(2)           The provisions of paragraph (1) shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, state or federal law.

(d)           Notation of Dissent. – A director who is present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the secretary of the corporation immediately after the adjournment of the meeting.  The right to dissent shall not apply to a director who voted in favor of the action.  Nothing in this section shall bar a director from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the secretary, in writing, of the asserted omission or inaccuracy.

Section 4.02                            Qualifications and Selection of Directors.

(a)           Qualifications. – Each director of the corporation shall be a natural person of full age who need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the corporation.

(b)           Power to Select Directors. – Except as otherwise provided in these bylaws, directors of the corporation shall be elected by the shareholders.

(c)           Nomination of Candidates. – Upon the demand of any shareholder at any meeting of shareholders for the election of directors the presiding officer of the meeting shall call for and shall afford a reasonable opportunity for the making of nominations for the office of director.  If the board of directors is classified with respect to the power to elect directors or with respect to the terms of directors and if, due to a vacancy or vacancies, or otherwise, directors of more than one class are to be elected, each class of directors to be elected at the meeting shall be nominated and elected separately.  Any shareholder may nominate as many persons for the office of director as there are positions to be filled.  If nominations for the office of director have been called for as provided in this section only candidates who have been so nominated shall be eligible for election.

(d)           Election of Directors. – In elections for directors, voting need not be by ballot, unless required by vote of the shareholders before the voting for the election of directors begins.  The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected.  If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

(e)           Cumulative Voting. – Unless the articles provide for straight voting, in each election of directors every shareholder entitled to vote shall have the right to multiply the number of votes to which the shareholder may be entitled by the total number of directors to be elected in the same election by the holders of the class or classes of shares of which his or her shares are a part and the shareholder may cast the whole number of his or her votes for one candidate or may distribute them among two or more candidates.

Section 4.03                            Number and Term of Office.

(a)           Number. – The board of directors shall consist of one or more members. The number of directors may be determined from time to time by resolution of the board of directors.

(b)           Term of Office. – Each director shall hold office for one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.  A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

(c)           Resignation. – Any director may resign at any time upon written notice to the corporation.  The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

Section 4.04                            Vacancies.

(a)           General Rule. – Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve until the next selection of the class for which such director has been chosen, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

(b)           Action by Resigned Directors. – When one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

Section 4.05                            Removal of Directors.

(a)           Removal by the Shareholders. – The entire board of directors, or any class of the board, or any individual director may be removed from office by vote of the shareholders entitled to vote thereon without assigning any cause.  In case the board or a class of the board or any one or more directors are so removed, new directors may be elected at the same meeting.

(b)           Removal by the Board. – The board of directors may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the board of directors.

(c)           Removal in the Case of Cumulative Voting. – An individual director shall not be removed (unless the entire board or class of the board is removed) from the board of directors if the shareholders are entitled to vote cumulatively for the board or a class of the board if sufficient votes are cast against the resolution for removal which, if cumulatively voted at an annual or other regular election of directors, would be sufficient to elect one or more directors to the board or to the class.

Section 4.06                            Place of Meetings. – Meetings of the board of directors may be held at such place within or without the Commonwealth of Pennsylvania as the board of directors may from time to time appoint or as may be designated in the notice of the meeting.

Section 4.07                            Organization of Meetings. – At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated:  the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a person chosen by a majority of the directors present, shall act as chairman of the meeting.  The secretary or, in the absence of the secretary, an assistant secretary, or, in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 4.08                            Regular Meetings. – Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors.

Section 4.09                            Special Meetings. – Special meetings of the board of directors shall be held whenever called by the chairman or by two or more of the directors.

Section 4.10                            Quorum of and Action by Directors; Consent.

(a)           General Rule. – At least two thirds (2/3) of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors.

(b)           Action by Consent. – Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the secretary of the corporation.

Section 4.11                            Executive and Other Committees.

(a)           Establishment and Powers. – The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the corporation.  Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority as to the following:

(1)           The submission to shareholders of any action requiring approval of shareholders under the Business Corporation Law.

(2)           The creation or filling of vacancies in the board of directors.

(3)           The adoption, amendment or repeal of these bylaws.

(4)           The amendment or repeal of any resolution of the board that by its terms is amendable or repealable only by the board.

(5)           Action on matters committed by a resolution of the board exclusively to another committee of the board.

(b)           Alternate Committee Members. – The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee.  In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

(c)           Term. – Each committee of the board shall serve at the pleasure of the board.

(d)           Committee Procedures. – The term “board of directors” or “board,” when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any executive or other committee of the board.

Section 4.12                            Compensation. – The board of directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation.

Section 4.13                            Use of Conference Telephone or Other Technology. – Any director may participate in any meeting of the board of directors by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

ARTICLE V

OFFICERS

Section 5.01         Officers Generally.

(a)           Number, Qualifications and Designation. – The officers of the corporation shall be a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03.  Officers may but need not be directors or shareholders of the corporation.  The president and secretary shall be natural persons of full age.  The treasurer may be a corporation, but if a natural person shall be of full age.  The board of directors may elect from among the members of the board a chairman of the board and a vice chairman of the board who shall be officers of the corporation.  Any number of offices may be held by the same person.

(b)           Bonding. – The corporation may secure the fidelity of any or all of its officers by bond or otherwise.

(c)           Standard of Care. – In lieu of the standards of conduct otherwise provided by law, officers of the corporation shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to directors of the corporation.  An officer of the corporation shall not be personally liable, as such, to the corporation or its shareholders for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements)) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under the articles, these bylaws, or the applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.  The provisions of this subsection shall not apply to the responsibility or liability of an officer pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law.

Section 5.02         Election, Term of Office and Resignations.

(a)           Election and Term of Office. – The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

(b)           Resignations. – Any officer may resign at any time upon written notice to the corporation.  The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation.

Section 5.03         Subordinate Officers, Committees and Agents. – The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require or the board deems advisable, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine.  The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 5.04         Removal of Officers and Agents. – Any officer or agent of the corporation may be removed by the board of directors with or without cause.  The removal shall be without prejudice to the contract rights, if any, of any person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5.05         Vacancies. – A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

Section 5.06         Authority.

(a)           General Rule. – All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions or orders of the board of directors or, in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws.

(b)           Chief Executive Officer. – The president shall be the chief executive officer of the corporation.

Section 5.07         The President. – The president shall have general supervision over the business and operations of the corporation, subject however, to the control of the board of directors.  The president or, in the absence of the president, a chairman appointed by the board of directors at the meeting, shall preside at meetings of the board of directors.  The president shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the board of directors.

Section 5.08         The Vice Presidents. – The vice presidents shall perform the duties of the president in the absence of the president and such other duties as may from time to time be assigned to them by the board of directors or the president.

Section 5.09         The Secretary. – The secretary or an assistant secretary shall attend all meetings of the shareholders and of the board of directors and all committees thereof and shall record all the votes of the shareholders and of the directors and prepare the minutes of the meetings of the shareholders and of the board of directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the president.

Section 5.10         The Treasurer. – The treasurer or an assistant treasurer shall have or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in banks or other places of deposit as the board may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as treasurer, and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the president.

Section 5.11         Salaries. – The salaries of the officers elected by the board of directors shall be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board.  The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the board or by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03.  No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation.

ARTICLE VI

CERTIFICATES OF STOCK, TRANSFER, ETC.

Section 6.01         Share Certificates.

(a)           Form of Certificates. – Certificates for shares of the corporation shall be in such form as approved by the board of directors, and shall state that the corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents.  If the corporation is authorized to issue shares of more than one class or series, certificates for shares of the corporation shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the corporation will furnish to any shareholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized  to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the corporation.

(b)           Share Register. – The share register or transfer books and blank share certificates shall be kept by the secretary or by any transfer agent or registrar designated by the board of directors for that purpose.

Section 6.02         Issuance. – The share certificates of the corporation shall be numbered and registered in the share register or transfer books of the corporation as they are issued.  They shall be executed in such manner as the board of directors shall determine.

Section 6.03         Transfer. – Transfers of shares shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing.  No transfer shall be made inconsistent with the provisions of the Uniform Commercial Code, 13 Pa. C.S. §§ 8101 et seq., and its amendments and supplements.

Section 6.04         Record Holder of Shares. – The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

Section 6.05         Lost, Destroyed or Mutilated Certificates. – The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

ARTICLE VII

INDEMNIFICATION

Section 7.01         Officers and Board Members – Direct Actions.  The Corporation shall indemnify any member of the Board or officer of the Corporation (as used in this Article VII, the phrase “director or officer of the Corporation” shall mean any person who is or was a member of the Board or officer of the Corporation, or is or was serving at the request of the Corporation as a member of the board of directors or officer of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise), any person who was or is a party (other than a party plaintiff suing on his or her own behalf), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she met the standard of conduct of (a) acting in good faith an in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and (b) with respect to any criminal proceeding, having no reasonable cause to believe his or her conduct was unlawful.  The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person (a) did not act in good faith an in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and (b) with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 7.02         Officers and Board Members – Derivative Actions.  The Corporation shall indemnify any director or officer of the Corporation who was or is a party (other than a party suing in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in the Corporation’s favor by reason of the fact he or she is or was a director or officer of the Corporation, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action, suit or proceeding if he or she met the standard of conduct of acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation.  Indemnification shall not be made under this Section 7.02 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation, unless and only to the extent that the Court of Common Pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action, suit or proceeding was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses that the Court of Common Pleas or other court deems proper.

Section 7.03         Employees and Agents.  The Corporation may, to the extent permitted by the 1988 Business Corporation Law, indemnify any employee or agent of the Corporation (as used in the Article VII, the phrase “employee or agent of the Corporation” shall mean any person who is or was an employee or agent of the Corporation, other than an officer, or is or was serving at the request of the Corporation as an employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise) who was or is a party, or who is threatened to be made such a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the Corporation, provided he or she has met the standard of conduct set forth in Section 7.01 and Section 7.02, subject to the limitations set forth in Section 7.02 in the case of an action, suit or proceeding by or in the right of the Corporation to procure a judgment in the Corporation’s favor.

Section 7.04         Mandatory Indemnification.  To the extent that a director or officer of the Corporation or any employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 7.01, Section 7.02 or Section 7.03 of this Article VII, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 7.05         Advancing Expenses.  Expenses (including attorneys’ fees) incurred by a director or officer of the Corporation or an employee or agent of the Corporation in defending any action or proceeding referred to in this Article VII may be paid by the Corporation in advance of the final disposition of any action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VII.

Section 7.06         Procedure.

(a)   Unless ordered by a court, any indemnification under Section 7.01 or Section 7.02 or advancement of expenses under Section 7.05 of this Article VII shall be made by the Corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent of the Corporation is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.01, Section 7.02 or Section 7.03, as applicable.

(b)   All determinations under this Section 7.06 shall be made:

(1)   With respect to indemnification under Section 7.03 and advancement of expenses to an employee or agent of the Corporation, by the Board.

(2)   With respect to indemnification under Section 7.01 or Section 7.02 and advancement of expenses to a director or officer of the Corporation,

(i)            By the Board, by a majority vote of a quorum consisting of members of the Board who were not parties to such action or proceeding, or

(ii)           If such a quorum is not obtainable, or, if obtainable and a majority vote of disinterested members of the Board so directs, by independent legal counsel in a written opinion, or

(iii)          By the shareholders.

Section 7.07         Nonexclusivity of Indemnification.

(a)   The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested members of the Board or otherwise, both as to action in his or her official capacity and as to actions in another capacity while holding that office.  Section 1728 (relating to interested directors; quorum) of the Business Corporation Law or any successor section, shall be applicable to any Bylaw, contract or transaction authorized by the members of the Board under this Section 7.07.  The Corporation may create a fund of any nature, which may be, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Article VII or otherwise.

(b)   Indemnification pursuant to Section 7.07(a) hereof shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted self-dealing, willful misconduct or recklessness.

(c)   Indemnification pursuant to Section 7.07(a) or under any Bylaw, agreement, vote of shareholders or members of the Board or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the Corporation would have the power to indemnify the person under any other provision of law except as provided in this Section 7.07 and whether or not the indemnified liability arises or arose from any threatened or pending or completed action by or in the right of the Corporation.

Section 7.08         Insurance.  The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director of officer of the Corporation or an employee or agent of the Corporation, against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or status as such, whether or not the Corporation would have the power to indemnify him or her against that liability under the provisions of this Article VII or otherwise.

Section 7.09         Past Officers and Members of the Board.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall continue as to a person who has ceased to be a member of the Board, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs and personal representatives of that person.

Section 7.10         Surviving or New Corporations.  References to “the Corporation” in this Article VII include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporation resulting therefrom, so that any member of the Board, officer, employee or agent of the constituent, surviving or new corporation shall stand in the same position under the provisions of this Article VII with respect to the surviving or new corporation as he or she would if he or she had served the surviving or new corporation in the same capacity.

Section 7.11         Employee Benefit Plans.

(a)   References in this Article VII to “other enterprises” shall include employee benefit plans and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, the person with respect to an employee benefit plan, its participants or beneficiaries.

(b)   Excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be deemed “fines.”

(c)   Action with respect to an employee benefit plan taken or omitted in good faith by a director, officer, employee or agent of the Corporation in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the Corporation.

Section 7.12         Interpretation. – The provisions of this Article VII are intended to constitute bylaws authorized by 15 Pa. C.S. § 1746.

ARTICLE VIII

MISCELLANEOUS

Section 8.01         Corporate Seal. – The corporation shall have a corporate seal in the form of a circle containing the name of the corporation, the year of incorporation and such other details as may be approved by the board of directors.  The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the corporation of any instrument or other document.

Section 8.02         Checks. – All checks, notes, bills of exchange or other similar orders in writing shall be signed by such one or more officers or employees of the corporation as the board of directors may from time to time designate.

Section 8.03         Contracts.

(a)           General Rule. – Except as otherwise provided in the Business Corporation Law in the case of transactions that require action by the shareholders, the board of directors may authorize any officer or agent to enter into any contact or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

(b)           Statutory Form of Execution of Instruments. – Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the president or vice president and secretary or assistant secretary or treasurer or assistant treasurer of the corporation, shall be held to have been properly executed for and on behalf of the corporation, without prejudice to the rights of the corporation against any person who shall have executed the instrument in excess of his or her actual authority.

Section 8.04         Interested Directors or Officers; Quorum.

(a)           General Rule. – A contract or transaction between the corporation and one or more of its directors or officers or between the corporation and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

(1)   the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum;

(2)   the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

(3)   the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the shareholders.

(b)           Quorum. – Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board which authorizes a contract or transaction specified in subsection (a).

Section 8.05         Deposits. – All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees of the corporation as the board of directors shall from time to time designate.

Section 8.06         Corporate Records.

(a)           Required Records. – The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each.  The share register shall be kept at the registered office of the corporation in the Commonwealth of Pennsylvania, at its principal place of business wherever situated, at any actual business office of the corporation, or at the office of its registrar or transfer agent.  Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

(b)           Right of Inspection by Shareholders. – Every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom.  A proper purpose shall mean a purpose reasonably related to the interest of the person as a shareholder.  In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder.  The demand shall be directed to the corporation at its registered office in the Commonwealth of Pennsylvania, at its principal place of business wherever situated, or in care of the person in charge of an actual business office of the corporation.

(c)           Examination by Directors. – Any director shall have the right to examine the corporation’s share register, a list of its shareholders and its other books and records for a purpose reasonably related to the person’s position as a director.

(d)           Examination Subject to Confidentiality. – Any examination of the corporation’s share register, list of shareholders, books and records of account, and other records in accordance with subsections (b) and (c) above shall be subject to such reasonable conditions of confidentiality and other safeguards as shall be necessary or appropriate, in the judgment of the board of directors of the corporation, to protect the corporation’s proprietary, trade secret and other legally protectable information.

Section 8.07         Financial Reports. – Unless otherwise agreed between the corporation and a shareholder, the corporation shall furnish to its shareholders annual financial statements, including at least a balance sheet as of the end of each fiscal year and a statement of income and expenses for the fiscal year.  The financial statements shall be prepared on the basis of generally accepted accounting principles, if the corporation prepares financial statements for the fiscal year on that basis for any purpose, and may be consolidated statements of the corporation and one or more of its subsidiaries.  The financial statements shall be mailed by the corporation to each of its shareholders entitled thereto within 120 days after the close of each fiscal year and, after the mailing and upon written request, shall be mailed by the corporation to any shareholder or beneficial owner entitled thereto to whom a copy of the most recent annual financial statements has not previously been mailed.  In lieu of mailing the statements, the corporation may send them by facsimile, e-mail or other electronic transmission to any shareholder who has supplied the corporation with a facsimile number or address for electronic transmissions for the purpose of receiving financial statements of the corporation.  Statements that are audited or reviewed by a certified public accountant or a public accountant shall be accompanied by the report of the accountant; in other cases, each copy shall be accompanied by a statement of the person in charge of the financial records of the corporation:

(1)   Stating the person’s reasonable belief as to whether or not the financial statements were prepared in accordance with generally accepted accounting principles and, if not, describing the basis of presentation.

(2)   Describing any material respects in which the financial statements were not prepared on a basis consistent with those prepared for the previous year.

Section 8.08         Amendment of Bylaws. – These bylaws may be amended or repealed, or new bylaws may be adopted, either (i) by vote of the shareholders at any duly organized annual or special meeting of shareholders or by consent in lieu thereof, or (ii) with respect to those matters that are not by statute committed expressly to the shareholders and regardless of whether the shareholders have previously adopted or approved the bylaw being amended or repealed, by vote of a majority of the board of directors of the corporation in office at any regular or special meeting of directors or by consent in lieu thereof.  Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.  See Section 2.03(b) (relating to notice of action by shareholders on bylaws).